The Savannah Bancorp, Inc.
Year-End Earnings Announcement

January 31, 2006
For Release: Immediately

The Savannah Bancorp Reports 2005 EPS Increase
of 50 Percent and Quarterly Dividend Increase

SAVANNAH, GA --(BUSINESS WIRE)--Jan. 31, 2006-- The Savannah Bancorp (Nasdaq: SAVB) reported record net income of $9,040,000 in 2005 compared with net income of $5,736,000 in 2004, an increase of 58 percent. Net income per diluted share was $2.04 for 2005 and $1.36 in 2004, an increase of 50 percent. These earnings represent a return of 19.06 percent on average equity, 1.32 percent on average assets and an efficiency ratio of 51.9 percent for 2005. All per share amounts reflect the effect of a 5-for-4 stock split in the form of a 25 percent stock dividend distributed on December 20, 2004.

Net income for the fourth quarter 2005 was $2,721,000, up 53 percent from $1,775,000 in the fourth quarter 2004. Net income per diluted share was 58 cents compared to 42 cents per share in 2004, an increase of 38 percent. Average outstanding diluted shares increased 484,000, or 11 percent, in the fourth quarter 2005 compared to the fourth quarter 2004. The increase is due to the August 2005 private placement offering of 397,000 shares, the exercise of stock options and increases in common stock equivalents. For the fourth quarter 2005, return on average equity was 18.75 percent, return on average assets was 1.50 percent and the efficiency ratio was 49.4 percent.

Total assets increased 16 percent to $718 million at December 31, 2005, up from $617 million a year earlier. Loans, excluding $10 million in loans held for sale, totaled $614 million compared with $500 million one year earlier, an increase of 23 percent. Deposits totaled $601 million at December 31, 2005 and $506 million at December 31, 2004, an increase of 19 percent. Deposits included $95 million and $87 million of brokered deposits at December 31, 2005 and 2004, respectively.

Average total assets increased 23 percent to $685 million in 2005 from $557 million in 2004. Average portfolio loans were $565 million compared with $441 million in 2004, an increase of 28 percent. Average deposits were $577 million in 2005 and $448 million in 2004, an increase of 29 percent.

Earnings growth rates continued to improve relative to prior periods due primarily to excellent loan and core deposit growth, an improved net interest margin and increased operating efficiencies. Net interest income increased 36 percent due in part to the increase in short-term interest rates during 2005. The net interest margin improved to 4.25 percent from 3.86 percent. Noninterest income increased 7 percent and noninterest expenses increased 17 percent in 2005 compared to 2004.

Nonperforming loans were $1,357,000, or 0.22 percent of total loans at December 31, 2005, up from $538,000, or 0.11 percent of total loans at December 31, 2004. Net loan losses for 2005 were $76,000, or 0.01 percent of average loans, compared to $128,000, or 0.03 percent in 2004.

At December 31, 2005, Harbourside Mortgage, the Hilton Head, South Carolina loan production office, had total loans, excluding loans held for sale, of $99 million, up $39 million from a year earlier. Harbourside division’s earnings were $466,000 in the fourth quarter of 2005 and they were $1,213,000 for 2005. This compares with fourth quarter 2004 earnings of $81,000 and earnings of $47,000 for 2004.

During the fourth quarter, final regulatory approvals were received to open Harbourside Community Bank, a Federal Stock Savings bank being organized on Hilton Head Island, SC as the company’s third banking subsidiary. Due to delays in completion of the main office building, opening is planned during February 2006. Operating results include approximately $128,000 of pre-opening expenses related to Harbourside.

“2005 was an outstanding year for our company. Every operating unit within the company made a significant contribution to growth, income and efficiency which results in the exceptional performance that we report to our shareholders today. Congratulations and thanks to each of our dedicated team members,” said CEO G. Mike Odom, Jr. and President John C. Helmken II in a statement to employees.

Today, the Board of Directors approved a 3.7 percent increase in the regular quarterly cash dividend to 14 cents per share from 13.5 cents per share. The first quarter dividend is payable on February 27, 2006 to shareholders of record on February 10, 2006.

The Savannah Bancorp, Inc. is a bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust (Richmond Hill, Georgia). The Company has five banking locations in Savannah and one in Richmond Hill. Additionally, the Company operates Harbourside Mortgage Company, a division of The Savannah Bank, N.A., a loan production office on Hilton Head Island, South Carolina. Harbourside Mortgage is scheduled to become Harbourside Community Bank, FSB in February 2006. The Savannah Bancorp, Inc.’s Corporate Website at www.savb.com contains comprehensive historical and current financial information on the Company.

Forward-Looking Statements

This press release may contain statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding future expectations or events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

Attachments

Contacts: G. Mike Odom, Jr., Chief Executive Officer, 912-629-6486
Robert B. Briscoe, Chief Financial Officer, 912-629-6525

A printable PDF format of this entire Annual Earnings Release may be obtained from the Corporate Website at www.savb.com under the “SEC Filings and More” link and the “Latest Earnings Release” selection.

The Savannah Bancorp, Inc. and Subsidiaries
Fourth Quarter Financial Highlights
December 31, 2005 and 2004
(thousands, except per share data)
          (Unaudited)

Balance Sheet Data at December 31	2005	2004	% Change
Total assets	$ 717,901	$ 617,341	16
Interest-earning assets	685,531	593,035	16
Loans	613,667	499,868	23
Allowance for credit losses	7,813	6,389	22
Nonperforming assets	1,357	998	36
Deposits	600,510	506,120	19
Interest-bearing liabilities	558,116	488,546	14
Shareholders' equity	58,543	40,071	46
Allowance for credit losses to total loans	1.27%	1.28%	(0.8)
Nonperforming assets to total loans and OREO	0.22%	0.20%	10
Loan to deposit ratio	102.19%	98.76%	3.5
Equity to assets	8.15%	6.49%	26
Tier 1 capital to risk-weighted assets	11.52%	9.95%	16
Total capital to risk-weighted assets	12.77%	11.20%	14
Outstanding shares *	4,591	4,112	12
Book value per share *	$ 12.75	$ 9.74	31
Market value per share *	$ 35.48	$ 27.05	31

Performance Data For the Year
Net income	$ 9,040	$ 5,736	58
Return on average assets	1.32%	1.03%	28
Return on average equity	19.06%	15.04%	27
Net interest margin	4.25%	3.86%	10
Efficiency ratio	51.91%	58.47%	(11)
Per share data: *
Net income - basic	$ 2.09	$ 1.40	49
Net income - diluted	$ 2.04	$ 1.36	50
Dividends	$ 0.540	$ 0.524	3.1
Average shares: *
Basic	4,317	4,109	5.1
Diluted	4,425	4,209	5.1

Performance Data For the Fourth Quarter
Net income	$ 2,721	$ 1,775	53
Return on average assets	1.50%	1.16%	29
Return on average equity	18.75%	17.84%	5.1
Net interest margin	4.48%	4.00%	12
Efficiency ratio	49.41%	55.94%	(12)
Per share data: *
Net income - basic	$ 0.59	$ 0.43	40
Net income - diluted	$ 0.58	$ 0.42	38
Dividends	$ 0.135	$ 0.132	2.3
Average shares: *
Basic	4,591	4,112	12
Diluted	4,709	4,225	11

* Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2004.

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2005 and 2004
(thousands, except share data)

	December 31,
	2005	2004
Assets
Cash and due from banks	$ 14,736	$ 11,164
Federal funds sold	11,847	12,521
Interest-bearing deposits in banks	5,885	13,211
Cash and cash equivalents	32,468	36,896
Securities available for sale, at fair value (amortized
cost of $44,972 in 2005 and $41,196 in 2004)	44,438	41,505
Loans held for sale	10,473	26,471
Loans, net of allowance for credit losses of $7,813 in 2005 and $6,389 in 2004	605,854	493,479
Premises and equipment, net	5,020	4,785
Other real estate owned	-	460
Bank-owned life insurance	5,551	5,349
Other assets	14,097	8,396
Total assets	$717,901	$617,341

Liabilities
Deposits:
Noninterest-bearing	$ 93,082	$ 83,790
Interest-bearing demand	93,568	86,401
Savings	19,319	18,423
Money market accounts	118,413	83,443
Time deposits	276,128	234,063
Total deposits	600,510	506,120
Securities sold under repurchase agreements, federal funds purchased and other borrowings	19,902	35,069
Federal Home Loan Bank advances - long-term	20,476	20,837
Subordinated debt to nonconsolidated subsidiaries	10,310	10,310
Other liabilities	8,160	4,934
Total liabilities	659,358	577,270

Shareholders' equity
Common stock, par value $1 per share: authorized
20,000,000 shares; issued 4,591,339 and 4,112,448 shares
in 2005 and 2004, respectively	4,591	4,112
Preferred stock, par value $1 per share:
authorized 10,000,000 shares, none issued	-	-
Additional paid-in capital	36,257	24,232
Retained earnings	18,272	11,539
Treasury stock, 267 and 282 shares
in 2005 and 2004, respectively	(4)	(4)
Accumulated other comprehensive income (loss), net	(573)	192
Total shareholders' equity	58,543	40,071
Total liabilities and shareholders' equity	$717,901	$617,341

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
For the Two Years and Five Quarters Ending December 31, 2005
(thousands, except per share data)

				(Unaudited)
	For the Years Ended			2005				2004	Q4-05 /
	December 31%			Fourth	Third	Second	First	Fourth	Q4-04
	2005	2004	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and fee income
Interest and fees on loans	$38,503	$25,298	52	$10,936	$10,109	$ 9,244	$ 8,214	$ 7,316	49
Interest on loans held for sale	1,335	1,432	(6.8)	227	304	369	435	446	(49)
Interest on investment securities	1,671	1,675	0	445	406	415	405	398	12
Interest on deposits with banks	473	201	135	171	123	100	79	83	106
Interest on federal funds sold	376	101	272	154	108	69	45	42	267
Total interest and fee income	42,358	28,707	48	11,933	11,050	10,197	9,178	8,285	44
Interest expense
Interest on deposits	12,373	6,462	91	3,616	3,329	3,010	2,418	1,961	84
Interest on other borrowings	1,297	942	38	346	319	263	369	305	13
Interest on FHLB advances	1,009	1,023	(1.4)	253	253	253	250	255	(0.8)
Total interest expense	14,679	8,427	74	4,215	3,901	3,526	3,037	2,521	67
Net interest income	27,679	20,280	36	7,718	7,149	6,671	6,141	5,764	34
Provision for credit losses	1,500	1,450	3.4	305	375	315	505	255	20
Net interest income after the
provision for credit losses	26,179	18,830	39	7,413	6,774	6,356	5,636	5,509	35
Noninterest income
Service charges on deposit accounts	1,622	1,598	1.5	406	402	427	387	384	5.7
Mortgage related income, net	1,292	1,079	20	502	260	276	254	349	44
Trust fees	501	442	13	143	125	117	116	118	21
Gain (loss) on sale of OREO	(7)	91	(108)	(1)	18	(24)	0	0	0
Other operating income	979	890	10	202	288	252	237	240	(16)
Total noninterest income	4,387	4,100	7.0	1,252	1,093	1,048	994	1,091	15
Noninterest expense
Salaries and employee benefits	9,530	8,362	14	2,474	2,422	2,291	2,343	2,262	9.4
Occupancy and equipment	2,199	1,963	12	556	580	551	512	584	(4.8)
Data processing	1,244	1,049	19	328	317	298	301	257	28
Other operating expense	3,673	2,880	28	1,074	920	892	787	732	47
Total noninterest expense	16,646	14,254	17	4,432	4,239	4,032	3,943	3,835	16
Income before income taxes	13,920	8,676	60	4,233	3,628	3,372	2,687	2,765	53
Income tax expense	4,880	2,940	66	1,512	1,274	1,188	906	990	53
Net income	$ 9,040	$ 5,736	58	$ 2,721	$ 2,354	$ 2,184	$ 1,781	$ 1,775	53
Net income per share: (a)
Basic	$ 2.09	$ 1.40	49	$ .59	$ .54	$ .52	$ .43	$ .43	37
Fully diluted	$ 2.04	$ 1.36	50	$ .58	$ .53	$ .51	$ .42	$ .42	38
Basic shares	4,317	4,109	5.1	4,591	4,346	4,177	4,153	4,112	12
Fully diluted shares	4,425	4,209	5.1	4,709	4,467	4,275	4,259	4,225	11
Performance ratios
Return on average equity	19.06%	15.04%	27	18.75%	19.16%	20.51%	17.71%	17.84%	5.1
Return on average assets	1.32%	1.03%	28	1.50%	1.34%	1.29%	1.12%	1.16%	29
Net interest margin	4.25%	3.86%	10	4.48%	4.28%	4.16%	4.07%	4.00%	12
Efficiency ratio	51.9%	58.5%	(11)	49.4%	51.4%	52.2%	55.3%	55.9%	(12)
Average equity	47,428	38,126	24	57,571	48,745	42,719	40,792	39,476	46
Average assets	685,163	557,474	23	719,743	698,310	676,527	645,326	606,037	19
Average earning assets	655,632	531,716	23	687,307	668,197	648,944	617,226	578,207	19

(a) Share and per share amounts have been restated to reflect the effect of a 5-for-4 stock split in December 2004.

The Savannah Bancorp, Inc. and Subsidiaries
Selected Financial Condition Highlights - Five-Year Comparison
(thousands, except per share data)
(Unaudited)

Selected Average Balances	2005	2004	2003	2002	2001
Assets	$685,163	$557,474	$443,502	$396,836	$364,077
Loans held for sale	23,033	27,209	939	-	-
Loans, net of unearned fees	565,131	441,421	356,006	307,285	265,189
Securities	41,300	40,703	44,015	55,692	64,299
Other interest-earning assets	26,168	22,383	21,198	13,426	17,178
Total interest-earning assets	655,632	531,716	422,158	376,403	346,161
Interest-bearing deposits	487,493	371,877	300,045	271,563	256,852
Borrowed funds	55,255	67,353	40,158	34,341	30,731
Total interest-bearing liabilities	542,748	439,230	340,203	305,904	287,583
Noninterest-bearing deposits	89,386	76,593	65,403	55,250	43,356
Total deposits	576,879	448,470	365,448	326,813	300,208
Shareholders' equity	47,428	38,126	35,740	33,398	30,532
Loan to deposit ratio - average	98%	98%	97%	94%	88%

Selected Financial Data at Year-End
Assets	$717,901	$617,341	$476,865	$437,598	$376,183
Interest-earning assets	685,531	593,035	449,025	394,756	352,089
Loans held for sale	10,473	26,471	10,393	-	-
Loans, net of unearned fees	613,667	499,868	386,731	336,775	284,623
Deposits	600,510	506,120	389,146	363,044	309,623
Loan to deposit ratio	102%	99%	99%	93%	92%
Interest-bearing liabilities	558,116	488,546	360,817	337,213	291,550
Shareholders' equity	58,543	40,071	36,771	34,756	32,071
Shareholders' equity to total assets	8.15%	6.49%	7.71%	7.94%	8.53%
Dividend payout ratio	25.53%	37.69%	45.00%	44.32%	41.95%
Risk-based capital ratios:
Tier 1 capital to risk-based assets	11.52%	9.95%	10.60%	9.99%	10.77%
Total capital to risk-based assets	12.77%	11.20%	11.85%	11.24%	12.02%

Credit Quality Data
Nonperforming assets	$ 1,357	$ 998	$ 1,525	$ 2,114	$ 587
Nonperforming loans	1,357	538	598	1,997	587
Net credit losses	76	128	306	203	148
Allowance for credit losses	7,813	6,389	5,067	4,373	3,826
Nonperforming loans to loans	0.22%	0.11%	0.15%	0.59%	0.21%
Nonperforming assets to loans and other real estate owned	0.22%	0.20%	0.39%	0.63%	0.21%
Net credit losses to average loans	0.01%	0.03%	0.09%	0.07%	0.06%
Allowance for credit losses to total loans	1.27%	1.28%	1.31%	1.30%	1.34%

Per Share Data at Year-End (a)
Book value	$ 12.75	$ 9.74	$ 8.96	$ 8.47	$ 7.86
Common stock closing price (Nasdaq)	$ 35.48	$ 27.05	$ 23.20	$ 15.25	$ 14.84
Common shares outstanding (000s)	4,591	4,112	4,103	4,101	4,079

(a) Share and per share amounts have been restated for a 5-for-4 stock split distributed on December 20, 2004 and for a ten-percent stock dividend distributed in February 2003 and in May 2001.

The Savannah Bancorp, Inc. and Subsidiaries
Selected Operating Highlights - Five-Year Comparison
(thousands, except per share data)
(Unaudited)

Summary of Operations	2005	2004	2003	2002	2001
Interest income - taxable equivalent	$42,544	$28,947	$23,221	$23,824	$27,016
Interest expense	14,679	8,427	6,695	8,402	12,734
Net interest income - taxable equivalent	27,865	20,520	16,526	15,422	14,282
Taxable equivalent adjustment	(186)	(240)	(284)	(312)	(312)
Net interest income	27,679	20,280	16,242	15,110	13,970
Provision for credit losses	1,500	1,450	1,000	750	605
Net interest income after provision for credit losses	26,179	18,830	15,242	14,360	13,365
Noninterest income
Service charges on deposit accounts	1,622	1,598	1,572	1,576	1,302
Mortgage related income, net	1,292	1,079	776	612	443
Trust fees	501	442	398	353	317
Other operating income	972	981	635	469	471
Gains on sale of securities	-	-	-	-	13
Total noninterest income	4,387	4,100	3,381	3,010	2,546
Noninterest expense
Salaries and employee benefits	9,530	8,362	6,693	6,008	4,974
Occupancy and equipment	2,199	1,963	1,767	1,678	1,335
Data processing	1,244	1,049	908	805	985
Other operating expense	3,673	2,880	2,287	2,231	2,138
Total noninterest expense	16,646	14,254	11,655	10,722	9,432
Income before income taxes	13,920	8,676	6,968	6,648	6,479
Income tax expense	4,880	2,940	2,324	2,140	2,121
Net income	$ 9,040	$ 5,736	$ 4,644	$ 4,508	$ 4,358

Net income per share: (a)
Basic	$ 2.09	$ 1.40	$ 1.13	$ 1.10	$ 1.07
Diluted	$ 2.04	$ 1.36	$ 1.11	$ 1.08	$ 1.05
Cash dividends paid per share	$ 0.54	$ 0.52	$ 0.51	$ 0.49	$ 0.45
Average basic shares outstanding (000s)	4,317	4,109	4,103	4,100	4,068
Average diluted shares outstanding (000s)	4,425	4,209	4,181	4,160	4,140

Performance Ratios (averages)
Net interest margin	4.25%	3.86%	3.91%	4.10%	4.13%
Return on average assets	1.32%	1.03%	1.05%	1.14%	1.20%
Return on average equity	19.06%	15.04%	12.99%	13.50%	14.27%
Efficiency ratio	51.91%	58.47%	59.40%	59.17%	57.11%

(a) Share and per share amounts have been restated for a 5-for-4 stock split distributed December 20, 2004 and for a ten-percent stock dividend distributed in February 2003 and in May 2001.

The Savannah Bancorp, Inc. and Subsidiaries
Selected Quarterly Data - 2005 and 2004
(thousands, except per share data)
(Unaudited)

Condensed Quarterly Income Statements

The following is a summary of unaudited quarterly results for 2005 and 2004:
	2005				2004
	Fourth	Third	Second	First	Fourth	Third	Second	First
Net interest income	$7,718	$7,149	$6,671	$6,141	$5,764	$5,281	$4,744	$4,491
Provision for credit losses	305	375	315	505	255	320	415	460
Net interest income after
provision for credit losses	7,413	6,774	6,356	5,636	5,509	4,961	4,329	4,031
Noninterest income	1,252	1093	1,048	994	1,091	1,029	1,042	938
Noninterest expense	4,432	4,239	4,032	3,943	3,835	3,692	3,468	3,259
Income before income taxes	4,233	3,628	3,372	2,687	2,765	2,298	1,903	1,710
Income tax expense	1,512	1,274	1,188	906	990	754	626	570
Net income	$2,721	$2,354	$2,184	$1,781	$1,775	$1,544	$1,277	$1,140

Per Share: (a)
Net income - basic	$ .593	$ .542	$ .523	$ .429	$ .432	$ .375	$ .311	$ .278
Net income - diluted	$ .578	$ .527	$ .511	$ .418	$ .420	$ .367	$ .303	$ .271
Dividends	$ .135	$ .135	$ .135	$ .135	$ .132	$ .132	$ .132	$ .128
Average shares (000s)
Basic	4,591	4,346	4,177	4,153	4,112	4,113	4,109	4,103
Diluted	4,709	4,467	4,275	4,259	4,225	4,204	4,214	4,203

(a) Share and per share amounts have been adjusted for a 5-for-4 stock split in December 2004. The summation of quarterly earnings per share may not agree with annual earnings per share.

Quarterly Market Values of Common Shares

The Company's common stock is traded on the over-the-counter market and is quoted on the Nasdaq National Market under the symbol SAVB. The quarterly high, low and closing stock trading prices for 2005 and 2004 are listed below. There were approximately 680 holders of record of Company Common Stock and, according to information available to the Company, approximately 740 additional shareholders in street name through brokerage accounts at December 31, 2005. The per share amounts have been restated to reflect the effect of a 5-for-4 stock split distributed December 20, 2004.

	2005				2004
Closing Market Prices	Fourth	Third	Second	First	Fourth	Third	Second	First

High	$37.50	$34.54	$30.95	$28.85	$27.60	$22.60	$23.12	$23.20
Low	34.25	30.27	27.80	26.50	21.99	20.14	21.00	21.00
Close	35.48	34.50	30.95	28.85	27.05	22.16	22.60	21.78

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis - 2005 and 2004

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
							Vari-
2005	2004	2005	2004		2005	2004	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 14,747	$ 14,418	3.21	1.39	Interest-bearing deposits	$ 473	$ 201	$ 272	$ 263	$ 9
36,999	35,010	3.93	3.98	Investments - taxable	1,453	1,393	60	(18)	78
4,301	5,693	9.39	9.17	Investments - non-taxable	404	522	(118)	13	(131)
11,421	7,965	3.29	1.27	Federal funds sold	376	101	275	159	116
23,033	27,209	5.80	5.26	Loans held for sale	1,335	1,432	(97)	147	(244)
565,131	441,421	6.81	5.73	Loans (c)	38,503	25,298	13,205	4,767	8,438
655,632	531,716	6.49	5.44	Total interest-earning assets	42,544	28,947	13,597	5,331	8,266
29,531	25,758			Non-interest earning assets
$685,163	$557,474			Total assets

				Liabilities and equity
				Deposits
$ 89,963	$ 85,824	0.77	0.36	NOW accounts	697	306	391	352	39
20,020	18,828	0.93	0.50	Savings accounts	187	94	93	81	12
104,023	76,748	2.35	1.15	Money market accounts	2,443	879	1,564	921	643
76,661	64,278	3.45	2.76	CDs, $100M or more	2,642	1,775	867	444	423
112,347	48,798	3.24	2.83	CDs, broker	3,640	1,381	2,259	200	2,059
84,479	77,401	3.27	2.62	Other time deposits	2,764	2,027	737	503	234
				Total interest-bearing
487,493	371,877	2.54	1.74	deposits	12,373	6,462	5,911	2,501	3,410
20,669	20,837	4.88	4.91	FHLB advances - long term	1,009	1,023	(14)	(6)	(8)
24,276	39,061	2.78	1.57	Other borrowings	675	614	61	473	(412)
10,310	7,455	6.03	4.40	Subordinated debt	622	328	294	122	172
				Total interest-bearing
542,748	439,230	2.70	1.92	liabilities	14,679	8,427	6,252	3,090	3,162
89,386	76,593			Noninterest-bearing deposits
5,601	3,525			Other liabilities
47,428	38,126			Shareholders' equity
$685,163	$557,474			Liabilities and equity
		3.79	3.52	Interest rate spread
		4.25	3.86	Net interest margin
				Net interest income	$27,865	$20,520	$7,345	$ 2,241	$5,104
$112,884	$92,486			Net earning assets
$576,879	$448,470			Average deposits
		2.14	1.44	Average cost of deposits
98%	98%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities. Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.
(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $186 in 2005 and $240 in 2004.
(c) Average nonaccruing loans have been excluded from total average loans and categorized as a non interest-earning asset.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis - Fourth Quarter, 2005 and 2004

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
Q4	Q4	Q4	Q4		Q4	Q4	Vari-
2005	2004	2005	2004		2005	2004	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 17,189	$ 15,247	3.95	2.16	Interest-bearing deposits	$ 171	$ 83	$ 88	$ 69	$ 19
40,065	34,248	3.95	3.86	Investments - taxable	399	333	66	8	58
3,769	5,404	9.58	9.18	Investments - non-taxable	91	125	(34)	5	(39)
15,351	9,080	3.98	1.84	Federal funds sold	154	42	112	47	65
14,031	30,477	6.42	5.81	Loans held for sale	227	446	(219)	47	(266)
596,902	483,751	7.27	6.00	Loans (c)	10,936	7,316	3,620	1,549	2,071
687,307	578,207	6.91	5.73	Total interest-earning assets	11,978	8,345	3,633	1,725	1,908
32,436	27,830			Non-interest earning assets
$719,743	$606,037			Total assets

				Liabilities and equity
				Deposits
$ 97,353	$ 89,557	1.06	0.36	NOW accounts	260	81	179	158	21
19,488	19,085	1.00	0.50	Savings accounts	49	24	25	24	1
117,902	83,891	2.65	1.36	Money market accounts	788	287	501	273	228
86,484	65,951	3.77	2.89	CDs, $100M or more	822	481	341	146	195
99,549	76,206	3.40	2.90	CDs, broker	854	557	297	96	201
92,420	77,549	3.62	2.72	Other time deposits	843	531	312	176	136
				Total interest-bearing
513,196	412,239	2.80	1.89	deposits	3,616	1,961	1,655	873	782
20,534	20,897	4.89	4.77	FHLB advances - long term	253	251	2	6	(4)
18,025	36,492	3.68	1.92	Other borrowings	167	177	(10)	162	(172)
10,310	10,310	6.89	5.08	Subordinated debt	179	132	47	47	0
				Total interest-bearing
562,065	479,938	2.98	2.08	liabilities	4,215	2,521	1,694	1,088	606
92,169	80,253			Noninterest-bearing deposits
7,938	6,370			Other liabilities
57,571	39,476			Shareholders' equity
$719,743	$606,037			Liabilities and equity
		3.93	3.65	Interest rate spread
		4.48	4.00	Net interest margin
				Net interest income	$7,763	$5,824	$1,939	$ 637	$1,302
$125,242	$98,269			Net earning assets
$605,365	$492,492			Average deposits
		2.37	1.58	Average cost of deposits
99%	98%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities. Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.
(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $45 and $60 in the fourth quarter 2005 and 2004, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized as a non interest-earning asset.

The Savannah Bancorp, Inc. and Subsidiaries
Regulatory Capital Ratios

The primary banking regulators of The Savannah Bancorp, Inc. and Subsidiary Banks have adopted capital requirements that specify the minimum level for which no prompt corrective action is required. In addition, the Federal Deposit Insurance Corporation (FDIC) has adopted FDIC insurance assessment rates based on certain “well-capitalized” risk-based and equity capital ratios. Failure to meet minimum capital requirements can result in the initiation of certain actions by the regulators that, if undertaken, could have a material effect on the Company’s and the Subsidiary Banks’ financial statements. The following tables show the capital ratios for the Company and the Subsidiary Banks at December 31, 2005 and 2004:

($ in thousands)	Company		Savannah Bank		Bryan Bank
	2005	2004	2005	2004	2005	2004
Qualifying Capital
Tier 1 capital	$69,116	$50,003	$43,047	$34,623	$13,962	$11,860
Total capital	76,617	56,226	48,656	39,302	15,798	13,389

Leverage Ratios
Tier 1 capital to average assets	9.60%	8.23%	7.93%	7.56%	8.08%	8.08%

Risk-based Ratios
Tier 1 capital to risk-weighted assets	11.52%	9.95%	9.60%	9.16%	9.51%	9.70%
Total capital to risk-weighted assets	12.77%	11.20%	10.85%	10.41%	10.76%	10.95%

Following are the regulatory capital ratios minimum ratio and the minimum ratios to be classified as a well-capitalized holding company or bank:

	Well-
Regulatory Capital Guidelines:	Capitalized	Minimum
Tier 1 capital to average assets	5.00%	4.00%
Tier 1 capital to risk-weighted assets	6.00%	4.00%
Total capital to risk-weighted assets	10.00%	8.00%

The Savannah Bancorp, Inc. & Subsidiaries
Loan Concentration Schedule

($ in thousands)	12/31/05	% of Total	12/31/04	% of Total	% Dollar Change
Non-residential real estate
Owner-occupied	$ 94,622	16	$ 100,702	20	(6)
Non owner-occupied	76,004	12	70,529	14	8
Construction	14,601	2	7,710	2	89
Commercial land and lot development	30,643	5	24,645	5	24
Total non-residential real estate	215,870	35	203,586	41	6
Residential real estate
Owner-occupied - 1-4 family	68,971	11	50,205	10	37
Non owner-occupied - 1-4 family	58,142	10	48,967	10	19
Construction	99,954	16	65,451	13	53
Residential lots	41,859	7	32,441	7	29
Residential land and lot development	30,730	5	11,232	2	174
Home equity lines	39,230	6	35,529	7	10
Total residential real estate	338,886	55	243,825	49	39
Total real estate loans	554,756	90	447,411	90	24
Commercial	45,526	8	37,049	7	23
Consumer	14,156	2	16,365	3	(13)
Unearned fees, net	(771)	-	(957)	-	(19)
Total loans, net of unearned fees	$ 613,667	100	$ 499,868	100	23

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statement of Shareholders’ Equity
For the Three Years Ended December 31, 2005
(thousands, except share data)

	December 31,
	2005	2004	2003
Common shares issued
Shares, beginning of period	4,112,448	3,290,223	2,991,378
Common stock issued	397,273	-	-
Stock split / dividend	-	822,225	298,845
Exercise of options	81,618	-	-
Shares, end of period	4,591,339	4,112,448	3,290,223
Treasury shares owned
Shares, beginning of period	282	8,246	8,450
Stock dividend, issuance, net	(15)	36	-
Exercise of options, from treasury shares in 2004	-	(8,000)	(204)
Shares, end of period	267	282	8,246
Common stock
Balance, beginning of period	$ 4,112	$ 3,290	$ 2,991
Common stock issued	397	-	-
Stock split / dividend	-	822	299
Exercise of options	82	-	-
Balance, end of period	4,591	4,112	3,290
Additional paid-in capital
Balance, beginning of period	24,232	25,109	18,557
Common stock issued, net of issuance costs	11,191	-	-
Stock split / dividend	-	(822)	6,551
Exercise of options	494	(55)	1
Tax-benefit of non-qualified option exercises	340	-	-
Balance, end of period	36,257	24,232	25,109
Retained earnings
Balance, beginning of period	11,539	7,965	12,261
Net income	9,040	5,736	4,644
Dividends paid	(2,307)	(2,162)	(2,090)
Stock dividend, less than 25%	-	-	(6,850)
Balance, end of period	18,272	11,539	7,965
Treasury stock
Balance, beginning of period	(4)	(147)	(161)
Exercise of options	-	143	14
Balance, end of period	(4)	(4)	(147)
Accumulated other comprehensive income (loss), net
Balance, beginning of period	192	554	1,108
Change in unrealized losses on securities
available for sale, net of tax	(522)	(362)	(554)
Net change in fair value of derivative
instruments, net of tax	(243)	-	-
Balance, end of period	(573)	192	554

Total Shareholders' equity	$ 58,543	$ 40,071	$ 36,771